                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 7, 1999

                            STOCKWALK.COM GROUP, INC.
             (Exact name of registrant as specified in its charter)

         MINNESOTA                    0-22247                 41-1756256
         ---------                    -------                 ----------
(State or other jurisdiction          (Commission             (IRS Employer
of incorporation)                     File Number)            Identification
                                                              Number)

                             5500 WAYZATA BOULEVARD
                                    SUITE 800
                          MINNEAPOLIS, MINNESOTA 55416

               (Address of principal executive offices) (Zip Code)

                                 (612) 542-6000

              (Registrant's telephone number, including area code)

                                NM HOLDINGS, INC.

                                    SUITE 110

                            9850 - 51ST AVENUE NORTH

                          MINNEAPOLIS, MINNESOTA 55442

          (Former name or former address, if changed since last report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         REORGANIZATION WITH MJK HOLDINGS, INC. ("MJK HOLDINGS"). On July 7, 1999, MJK Holdings and the Registrant completed the transactions described in the Agreement and Plan of Reorganization between MJK Holdings, the Registrant and NM Merger Co. dated March 25, 1999, as amended ("Reorganization Agreement"). The Registrant's proxy statement dated June 15, 1999 describes the transactions in more detail. Pursuant to the Reorganization Agreement, MJK Holdings was merged with NM Merger Co. with MJK Holdings as the surviving entity, and each MJK Holdings shareholder received 3.72382 shares of the Registrant's common stock for each MJK Holdings common or preferred share, with cash paid in lieu of fractional shares. The Reorganization Agreement contemplated that the historic business of MJK Holdings and its subsidiaries would be continued by the Registrant. Upon consummation of the reorganization, the Registrant's Board of Directors, other than Mr. Kline, resigned, and Eldon C. Miller, David B. Johnson, Stanley D. Rahm, Paul R. Kuehn, and N. Lee Wesley were appointed as directors of the Registrant. As a result of the Reorganization, MJK Holdings, a Minnesota corporation, became a wholly-owned subsidiary of the Registrant and Registrant, continuing the business of MJK Holdings, changed its name to Stockwalk.com Group, Inc., a Minnesota corporation. Stockwalk.com Group, Inc.'s common stock presently trades on the Over the Counter Bulletin Board under the symbol STOK.

ITEM 5.  OTHER EVENTS

         A.       Amended Articles of Incorporation/Corporate Name Change.

                  On July 6, 1999, the Registrant's shareholders voted to amend and restate the Registrant Articles of Incorporation which had the effect, among other things, of changing (i) the Registrant's corporate name to "Stockwalk.com Group, Inc." in order to reflect the revised nature of its business; (ii) increasing the number of authorized shares of the Registrant to 100,000,000, of which 50,000,000 were designated as Common Stock and 50,000,000 were undesignated capital stock, and
         (iii) increasing the number of persons on the Registrant's Board of Directors to six, and allowing for future changes to that number by the affirmative vote of a majority of the Board of Directors. The Amended and Restated Articles became effective July 7, 1999.

         B.       Change in Fiscal Year End.

                  As a result of the Reorganization, the Registrant adopted the March 31 fiscal year end of the accounting acquirer, MJK Holdings, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  MJK HOLDINGS, INC. AUDITED FINANCIAL STATEMENTS

                        Reports of Independent Auditors
                        Statements of Financial Condition--March 31, 1999 and
                               March 31, 1998
                        Statements of Income--Years Ended March 31, 1999, 1998,
                               and 1997
                        Statement of Shareholders' Equity--Years Ended March 31,
                               1999, 1998, 1997 and 1996
                        Statements of Cash Flows--Years Ended March 31, 1999,
                               1998, and 1997
                        Notes to Financial Statements

         (b)      Pro Forma Financial Information

                  Unaudited Pro Forma Combined Financial Information

                        NM Holdings, Inc. Unaudited Consolidated Pro Forma
                            Statement of Operations for the twelve months Ended March 31, 1999
                        NM Holdings, Inc. Unaudited Consolidated Pro Forma
                            Balance Sheet at March 31, 1999

         (c)      Exhibits

Exhibit Number          Description
--------------          -----------
       2.1              Agreement and Plan of Reorganization, dated as of March
                        25, 1999, by and among NM Holdings, Inc., NM Merger Co.
                        and MJK Holdings, Inc. (filed as Appendix A to the
                        Registrant's Definitive Proxy Statement filed on June
                        14, 1999 and incorporated herein by reference).

       2.2 First Amendment to the Reorganization Agreement dated as of May 7, 1999 (filed as Appendix A to the Registrant's
                        Definitive Proxy Statement filed on June 14, 1999 and incorporated herein by reference).

       2.3 *Second Amendment to the Reorganization Agreement dated as of July 7, 1999.

       3.1              *Third Amended and Restated Articles of Incorporation of
                        NM Holdings, Inc. dated July 7, 1999.

----------------------------------
         *filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  July 22, 1999


                                  STOCKWALK.COM GROUP, INC.



                                  By: /s/  Eldon C. Miller
                                     ------------------------------------------
                                           Eldon C. Miller
                                           Chairman and Chief Executive Officer

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following tables set forth the unaudited pro forma financial information of NM Holdings, Inc. (the "Company") (the "Unaudited Pro Forma Financial Statements"), which consists of (i) the unaudited consolidated pro forma balance sheet of the Company as of March 31, 1999, giving effect to the Merger with MJK Holdings, Inc. ("MJK") on such date, and (ii) the unaudited consolidated pro forma statement of operations of the Company for the twelve months ended March 31, 1999, giving effect to the Merger as if such transaction had occurred on April 1, 1998.

     The Unaudited Pro Forma Financial Statements and the related notes are provided for illustrative purposes only and are not necessarily indicative of the balance sheet and statement of operations that would have been reported had the Merger occurred on the dates indicated, nor do they represent a forecast of the financial position at any future period. The statements are based on estimates and assumptions set forth below and in the accompanying notes, which include pro forma adjustments. The Unaudited Pro Forma Financial Statements and the related notes should be read in conjunction with the historical financial statements and related notes of the Company and MJK which are included elsewhere in this Proxy Statement.

BASIS OF PRESENTATION

     The Merger has been accounted for using the reverse purchase method of accounting. Since the Company has issued new shares of Common Stock in exchange for outstanding shares of MJK capital stock, the current shareholders of the Company have retained approximately 6.5% of all of the outstanding shares of Common Stock. In applying Generally Accepted Accounting Principles ("GAAP"), the Merger has been accounted for as a reverse acquisition by MJK. Under GAAP, the Merger has been deemed to be equivalent, for accounting purposes, to MJK's issuance of its capital stock in exchange for the fair market value of the assets and liabilities of the Company. As a result, no goodwill has been recorded, and the assets of MJK and its subsidiaries are recorded at their historic values.

     The unaudited consolidated pro forma statement of operations data included herein is based on the historical year ended December 31, 1998 audited statement of operations of the Company, adjusted to coincide with the March 31, 1999 year end results of MJK, which is deemed to be the "acquiror" under the reverse purchase method of accounting. The Company's statement of operations results for the year ended March 31, 1999 were derived by adding the results from continuing operations for the three month period ended March 31, 1999 to, and deducting the results from continuing operations for the three month period ended March 31, 1998 from, the Company's statement of operations results for the year ended December 31, 1998. All Company operating results prior to December 23, 1998 relate to discontinued operations and have been excluded from the accompanying unaudited consolidated pro forma statement of operations in accordance with Securities and Exchange Commission guidelines.

                                NM HOLDINGS, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1999
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  Unadjusted        Adjustment                            Adjusted
                                                 Statement of           for             Pro Forma        Statement of
                                                  Operations    MJK Holdings, Inc.     Adjustments        Operations
                                                --------------  -------------------   -------------     -------------
Revenues:
   Profits on principal transactions            $           --  $            15,063   $         120 (1) $      15,183
   Interest                                                 19               15,410              --            15,429
   Commissions                                              --                9,888              --             9,888
   Profits on investment banking activities                 --                8,389              --             8,389
   Clearing fees                                            --                3,105              --             3,105
   Other                                                    --                3,735              --             3,735
                                                --------------  -------------------   -------------     -------------
Total revenues:                                             19               55,590             120            55,729

Expenses:
   Employee compensation and benefits                       --               26,987              --            26,987
   Clearing fees                                            --                2,890              --             2,890
   Occupancy and equipment rental                           --                3,285              --             3,285
   Communication                                            --                5,251              --             5,251
   Interest                                                 --               11,806              --            11,806
   Other operating expenses                                 68                3,113              --             3,181
                                                --------------  -------------------   -------------     -------------
Total expenses:                                             68               53,332              --            53,400
                                                --------------  -------------------   -------------     -------------
Income (loss) from continuing operations                   (49)               2,258             120             2,329
Income taxes                                                --                 (985)            (31)(2)        (1,016)
                                                --------------  -------------------   -------------     -------------
Net income (loss) from continuing operations    $          (49) $             1,273   $          89     $       1,313
                                                ==============  ===================   =============     =============

Net income (loss) per common share:
   Basic                                        $        (0.04)                                         $        0.08
   Diluted                                      $        (0.04)                                         $        0.08

Weighted average number of shares outstanding:
   Basic                                             1,307,079                                             17,155,549
   Diluted                                           1,307,079                                             17,276,953


(1) Represents the increase in market value of the shares of common stock of GalaGen Inc. (the "GalaGen Common Stock") held by the Company, in conformity with GAAP for trading securities held for resale by broker/dealers, which is consistent with the accounting policies of MJK.

(2) Represents the tax expenses associated with the revenue arising from the GAAP treatment of the increase in the market value of the shares of GalaGen Common Stock held by the Company, offset by the tax benefit derived by utilization of the Company's loss from continuing operations for the period.

                                  NM HOLDINGS, INC.
                    UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 AS OF MARCH 31, 1999
                                (DOLLARS IN THOUSANDS)

                                                Unadjusted        Adjustment                             Adjusted
                                                 Balance           for MJK        Pro Forma               Balance
                                              March 31, 1999     Holdings, Inc.  Adjustments           March 31, 1999
                                             ----------------    ------------    ------------          -------------
ASSETS
Cash and cash equivalents                    $          1,939    $      3,201    $        155 (3)      $       5,295
Cash - Special reserve account                             --          73,130              --                 73,130
Receivables from customers                                 --         139,911              --                139,911
Receivables from brokers and dealers                       --          69,617              --                 69,617
Receivable from clearing organization                      --             733              --                    733
Secured demand notes receivable,
   collateralized by securities                            --           9,675              --                  9,675
Trading securities owned, at market                        --          15,266             618 (1)             15,884
Furniture, equipment, and leasehold
   improvements, net                                        1           2,201              --                  2,202
Investment in GalaGen Inc.                                618              --            (618)(1)                --
Other assets                                               36           8,619              --                  8,655
                                             ----------------    ------------    ------------          -------------
Total assets                                 $          2,594    $    322,353    $        155          $     325,102
                                             ================    ============    ============          =============
LIABILITIES
Short-term borrowings                        $             --    $     33,900    $         --          $      33,900
Payable to customers                                       --         203,314              --                203,314
Payable to brokers and dealers                             --          43,389              --                 43,389
Payable to clearing broker                                 --           9,975              --                  9,975
Trading securities sold but not yet
   purchased, at market                                    --             812              --                    812
Notes payable                                              --           4,538              --                  4,538
Liabilities subordinated to claims of
   general creditors                                       --           9,675              --                  9,675
Other liabilities                                          23           9,739              --                  9,762
                                             ----------------    ------------    ------------          -------------
Total liabilities                                          23         315,342              --                315,365
                                             ----------------    ------------    ------------          -------------
STOCKHOLDERS' EQUITY
Common stock                                               49              43             677 (2)(3)(4)          769
Preferred stock                                            --           4,380          (4,380)(2)(4)              --
Paid-in capital                                         8,814           2,540          (2,434)(2)(3)(4)        8,920
Accumulated other comprehensive income                    120              --            (120)(4)                 --
Retained (deficit) earnings                            (6,412)             48           6,412 (4)                 48
                                             ----------------    ------------    ------------           -------------
Total stockholders' equity                              2,571           7,011              --                  9,737
                                             ----------------    ------------    ------------           -------------
Total liabilities and stockholders' equity   $          2,594    $    322,353    $        --            $    325,102
                                             ================    ============    ============           =============


(1) Represents the reclassification of the shares of GalaGen Common Stock held by the Company as trading securities, which is consistent with the accounting policies of MJK.

(2) Represents the acquisition of 13,250 shares of Common Stock upon the exercise of certain options at an aggregate exercise price of $53,000 and the sale by MJK after March 31, 1999 of 13,000 shares of MJK Series I Preferred Stock for an aggregate purchase price of $102,050.

(3) Represents adjustments in connection with the issuance of shares of Common Stock associated with the Merger.

(4) Reflects the recapitalization of the Company, the elimination of the Company's retained deficit and accumulated other comprehensive income balance, and the elimination of MJK Common Stock and the MJK Series I Preferred Stock, each in accordance with the GAAP guidelines regarding purchase adjustments associated with accounting for a reverse acquisition.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
MJK Holdings, Inc.

We have audited the accompanying consolidated statements of financial condition of MJK Holdings, Inc. as of March 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MJK Holdings, Inc. as of March 31, 1999 and 1998 and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ Ernst & Young LLP


May 21, 1999

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Miller, Johnson & Kuehn, Incorporated

We have audited the accompanying statements of income, shareholders' equity and cash flows of Miller, Johnson & Kuehn, Incorporated for the year ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miller, Johnson & Kuehn, Incorporated at March 31, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


                                                 /s/ Ernst & Young LLP


May 15, 1997, except for Notes 17, 18 and 19
  as to which the date is April 27, 1999

                               MJK HOLDINGS, INC.

                        STATEMENTS OF FINANCIAL CONDITION

                                                                        MARCH 31, 1999       MARCH 31, 1998
ASSETS
Cash and cash equivalents                                               $   3,200,661       $   3,282,884
Cash and investments segregated under federal and other regulations
   (primarily U.S. government obligations)                                 73,130,503          95,646,109
Receivable from customers                                                 139,910,839         142,021,964
Receivable from brokers and dealers                                        69,616,726           6,183,230
Receivable from clearing organization                                         733,580             802,934
Trading securities owned, at market                                        15,265,814           3,486,824
Secured demand notes receivable, collateralized by securities               9,675,000          10,475,000
Furniture, equipment and leasehold improvements, net                        2,200,912           2,461,436
Other assets                                                                8,618,815           8,255,793
                                                                        -------------       -------------
Total assets                                                            $ 322,352,850       $ 272,616,174
                                                                        =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings                                                   $  33,900,000       $  12,000,000
Payable to customers                                                      203,313,836         194,225,936
Payable to brokers and dealers                                             43,388,593           4,998,591
Payable to clearing broker                                                  9,975,000          31,608,020
Trading securities sold but not yet purchased, at market                      812,212           4,193,405
Notes payable                                                               4,538,114           5,252,521
Liabilities subordinated to claims of general creditors                     9,675,000          10,475,000
Other liabilities                                                           9,738,951           8,504,443
                                                                        -------------       -------------
Total liabilities                                                         315,341,706         271,257,916

Shareholders' equity Common Stock, $.01 par value:
     Authorized shares:  1999-50,000,000; 1998-50,000,000
     Issued and outstanding shares: 1999-4,255,971; 1998-4,255,971             42,560              42,560
   Preferred Stock
     Authorized shares:  1999-5,000,000; 1998-5,000,000
     Issued and outstanding shares:  1999-558,000; 1998-0                   4,380,300                  --
   Paid-in capital                                                          2,539,966           2,539,966
   Retained earnings                                                           48,318          (1,224,268)
                                                                         ------------        ------------
Total shareholders' equity                                                  7,011,144           1,358,258
                                                                         ------------        ------------
Total liabilities and shareholders' equity                               $322,352,850        $272,616,174
                                                                         ============        ============


SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                              STATEMENTS OF INCOME

                                                                         YEAR ENDED MARCH 31
                                                             1999                 1998                 1997
Revenues:
   Trading profits                                       $  15,063,093        $  10,634,085         $  9,855,461
   Interest                                                 15,410,255           13,506,682            9,149,917
   Commissions                                               9,888,209            9,039,869            3,930,256
   Investment banking                                        8,388,876            9,656,221            7,716,272
   Clearing fees                                             3,105,376            1,902,345              785,213
   Other income                                              3,734,514            2,353,385            1,170,199
                                                         -------------        -------------         ------------
Total revenues                                              55,590,323           47,092,587           32,607,318

Expenses
   Employee compensation and benefits                       26,986,849           25,950,355           17,736,553
   Clearing fees                                             2,890,129            1,474,517              749,812
   Occupancy and equipment                                   3,285,121            3,380,638            1,964,819
   Communications                                            5,251,422            3,937,930            2,298,041
   Interest                                                 11,805,926           11,027,386            7,427,375
   Other expense                                             3,113,290            3,145,029            2,206,915
                                                         -------------        -------------         ------------
Total expenses                                              53,332,737           48,915,855           32,383,515

Income (loss) before income taxes                            2,257,586           (1,823,268)             223,803
Income tax expense (benefit)                                   985,000             (599,000)              33,700
                                                         -------------        -------------         ------------
Net income (loss)                                         $  1,272,586        $  (1,224,268)          $  190,103
                                                         =============        =============         ============
Basic and dilutive earnings per share                     $        .30        $        (.29)          $      .05

Weighted average common shares outstanding                   4,255,971            4,255,971            4,195,795


SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                         PREFERRED       COMMON        PAID-IN        RETAINED
                                           STOCK          STOCK        CAPITAL        EARNINGS         TOTAL
 Balance at March 31, 1996             $          --      $  42,560  $  1,226,981   $  1,122,883   $  2,392,424
    Issuance of common stock                      --          2,092       130,948             --        133,040
    Redemption of common stock                    --         (2,092)      (60,663)       (70,286)      (133,041)
    Net income                                    --             --            --        190,103        190,103
                                       -------------- -------------- -------------  -------------- --------------
 Balance at March 31, 1997                        --         42,560     1,297,266       1,242,700     2,582,526
    Exchange of Miller, Johnson &
      Kuehn, Inc. common stock
      for MJK Holdings, Inc.                      --                    1,242,700      (1,242,700)           --
      common stock
    Net loss                                      --             --            --      (1,224,268)   (1,224,268)
                                       -------------- -------------- -------------  -------------- --------------
 Balance at March 31, 1998                        --         42,560     2,539,966      (1,224,268)    1,358,258
    Issuance of preferred stock            4,380,300             --            --              --     4,380,300
    Net income                                    --             --            --       1,272,586     1,272,586
                                       -------------- -------------- -------------  -------------- --------------
 Balance at March 31, 1999             $  4,380,300       $  42,560  $  2,539,966   $      48,318  $  7,011,144
                                       ============== ============== =============  ============== ==============


 SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   1999              1998             1997
 OPERATING ACTIVITIES
 Net income (loss)                                              $  1,272,586     $  (1,224,268)      $  190,103
 Adjustments to reconcile net income (loss) to net cash
     (used in)/provided by operating activities:
      Depreciation and amortization                                1,013,913           919,191          418,315
      Changes in operating assets and liabilities:
        Cash and securities segregated under
          federal and other regulations                           22,515,606       (60,772,242)      (5,473,867)
        Customer receivables and payables                         11,199,025        35,621,774        7,019,666
        Broker and dealer receivables and payables               (25,043,494)        (190, 464)     (19,134,560)
        Clearing organization receivables and payables           (21,563,666)          236,274       28,653,274
        Trading securities and securities sold but
          not yet purchased                                      (15,160,183)        9,724,080        4,909,592
        Other assets and liabilities                                 763,238         5,103,662       (1,083,739)
                                                              ---------------   ---------------  ---------------
 Net cash (used in)/provided by operating activities             (25,002,975)      (10,581,993)      15,498,784

 INVESTING ACTIVITIES
 Acquisition of certain assets and assumption of certain                  --        15,400,448
    liabilities of Private Brokers Clearing Corporation                                                      --
 Acquisition of certain assets and assumption                             --
    of certain liabilities of Juran & Moody, Inc.                                           --       (9,629,020)
 Increase in goodwill due to completion of                                --
    acquisition of certain assets and assumption of
    certain liabilities of Juran & Moody, Inc.                                        (481,903)              --
 Net purchases of furniture, equipment and
    leasehold improvements                                          (645,141)       (1,356,883)        (906,585)
                                                              ---------------   ---------------  ---------------
 Net cash (used in)/provided by investing activities                (645,141)       13,561,662      (10,535,605)

 FINANCING ACTIVITIES
 Increase (decrease) in short-term borrowings                     21,900,000        (5,000,000)      (4,900,000)
 Issuance of notes payable                                                --         5,100,000        1,214,382
 Payments on notes payable                                          (714,407)         (969,037)        (200,824)
 Issuance of preferred stock                                       4,380,800                --               --
 Issuance of common stock                                                 --                --          133,040
 Redemption of common stock                                               --                --         (133,041)
                                                              ---------------   ---------------  ---------------
 Net cash provided by/(used in) financing activities              25,565,893          (869,037)      (3,886,443)
                                                              ---------------   ---------------  ---------------
 Net (decrease) increase in cash and cash equivalents                (82,223)        2,100,632        1,076,736
 Cash and cash equivalents at beginning of year                    3,282,884         1,172,252           95,516
                                                              ---------------   ---------------  ---------------
 Cash and cash equivalents at end of year                       $  3,200,661      $  3,282,884     $  1,172,252
                                                              ===============   ===============  ===============
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid (received) during  the year for:
    Interest                                                    $ 11,297,207      $ 11,188,091     $  7,458,652
                                                              ===============   ===============  ===============
    Income taxes (refunds)                                      $   (373,407)     $     38,800     $    374,532
                                                              ===============   ===============  ===============


SEE ACCOMPANYING NOTES.

                               MJK HOLDINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS

     MJK Holdings, Inc. (MJKH) is the holding company of Miller, Johnson, & Kuehn, Incorporated (MJKI), MJKH's primary subsidiary, and two other wholly-owned subsidiaries whose activities are not significant to MJKH's financial information on a consolidated basis. MJKI is a securities broker-dealer headquartered in Minneapolis, Minnesota with branch offices in Saint Paul, Minnesota; Scottsdale, Arizona; LaJolla, California; Clearwater, Florida; Chicago, Illinois; and Dallas and Houston, Texas. MJKI is a member of the National Association of Securities Dealers, Inc. (NASD), the Securities Investor Protection Corporation (SIPC) and the Chicago Stock Exchange. MJKI's primary business involves a combination of retail, principal and agency transactions along with corporate and public financing originations. In addition, MJKI provides a broad range of securities transaction processing services to other broker-dealers. MJKH and MJKI are hereinafter collectively referred to as the "Company."

     BASIS OF PRESENTATION

     The consolidated financial statements as of and for the years ended March 31, 1999 and 1998 include the accounts of the MJKH and its subsidiaries. All subsidiaries are wholly owned, and all intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements as of and for the year-ended March 31, 1998 are presented as if the June 9, 1997 exchange of MJKH shares for all of the outstanding shares of MJKI occurred on April 1, 1997. MJKH had no operations from April 1, 1997 to June 9, 1997. MJKI accounts represent substantially all of the consolidated financial statements as of and for the years ended March 31, 1999 and 1998.

     The financial statements for the year ended March 31, 1997 represent only the accounts of MJKI and are provided for comparative purposes. Certain amounts in the 1997 and 1998 financial statements have been reclassified to conform to the 1999 presentation.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     REVENUE RECOGNITION AND SECURITIES TRANSACTIONS

     Purchases and sales of securities are recorded on a settlement date basis, which is generally the third business day following the transaction date. The impact of unsettled transactions on trading securities owned, trading securities sold but not yet purchased, and income, net of related expenses, is not material.

     VALUATION OF FINANCIAL INSTRUMENTS

     Trading securities owned and trading securities sold but not yet purchased are carried at fair value. The fair values of the financial instruments are generally based on listed market prices. If listed market prices are not available, fair value is based on other relevant factors, including dealer price quotations.

                               MJK HOLDINGS, INC.

     FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture and equipment are depreciated using an accelerated method over estimated useful lives of five to seven years. Leasehold improvements are amortized over the shorter of the economic useful life of the improvements or the life of the lease.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments, including reverse repurchase agreements, with a maturity of three months or less when purchased to be cash equivalents.

     Cash and cash equivalents of $73,130,503 and $95,646,109 were segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission at March 31, 1999 and 1998, respectively. The cash and cash equivalents segregated in special reserve bank accounts included $8,730,200 and $4,000,000 of reverse repurchase agreements at March 31, 1999 and 1998, respectively.

     INCOME TAXES

     Deferred income taxes are recorded to reflect the tax consequences of differences between the tax and financial reporting bases of assets and liabilities. Recorded amounts relate primarily to net operating loss and tax credit carryforwards.

     EARNINGS PER SHARE

     Basic earnings per share is based upon the weighted average number of common shares outstanding during the reporting period. Dilutive earnings per share take into account the dilutive effect, if any, of potential dilutive securities outstanding during the period.

2.   ACCOUNTING CHANGES

     SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, is effective for financial statements for periods beginning after December 15, 1997. This Statement requires financial and descriptive information about an entity's operating segments to be included in the annual financial statements.

     SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, is effective for financial statements for periods beginning after June 15, 1999. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivative instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The adoption of SFAS No. 133 is not expected to have a material impact on the Company.

3.   BUSINESS COMBINATIONS AND INVESTING ACTIVITIES

     On March 25, 1999, the Company entered into an Agreement and Plan of Reorganization with NM Holdings, Inc. The merger transaction will be accounted for as a business combination utilizing the reverse acquisition method with the Company being the accounting acquirer. As such, the merger will be treated as an acquisition using the

                               MJK HOLDINGS, INC.

purchase method of accounting with no change in the recorded amount of the Company's assets and liabilities. The assets and liabilities of NM Holdings, Inc. that are acquired as a result of the merger will be recorded at their fair market values.

     In December 1997, the Company entered into clearing agreements with 16 former correspondents of Private Brokers Clearing Corporation (PBCC). At the same time, pursuant to an asset purchase agreement, the Company purchased certain assets of PBCC and PBCC transferred approximately $15,400,000 of net correspondents' deposits and correspondents' customer balances. In connection with these transactions, the Company assumed no other liabilities of PBCC.

     In January 1997, the Company acquired certain assets and assumed certain liabilities of Juran and Moody, Inc. (a regional broker-dealer and NASD member firm registered under state and federal securities laws) in exchange for approximately $9,629,000 in cash. The excess cost over fair value of the net assets acquired (goodwill) arising from this transaction is being amortized on a straight line basis over a 15-year period.

4.   BROKER, DEALER, AND CLEARING ORGANIZATION RECEIVABLES AND PAYABLES

     Broker, dealer, and clearing organization receivables and payables at March 31 consisted of the following:

                                                                 1999                   1998
             Receivable from brokers and dealers           $18,333,276            $ 1,831,030
             Receivable from clearing organization             733,580                802,934
             Securities borrowed                            51,283,450              4,352,200
                                                           -----------            -----------
             Total receivables                             $70,350,306            $ 6,986,164
                                                           ===========            ===========
             Payable to brokers and dealers                $ 5,440,078            $ 2,871,258
             Payable to clearing broker                      9,975,000             31,608,020
             Payable to introducing brokers                  2,398,315              1,941,933
             Securities loaned                              35,550,200                185,400
                                                           -----------            -----------
             Total payables                                $53,363,593            $36,606,611
                                                           ===========            ===========

     Broker, dealer, and clearing organization receivables and payables arise from securities transactions executed for customers or the Company. The receivables are generally collected within 30 days and are collateralized by securities in physical possession, on deposit or receivable from customers or other brokers and dealers.

     Broker and dealer payables represent amounts due upon the receipt of securities. Should the broker, dealer, or clearing organization fail to deliver the securities to the Company, the Company may be required to purchase identical securities on the open market. The market value of such securities at March 31, 1999 and 1998 approximates the amounts owed.

     Securities borrowed and securities loaned are stated in the statement of financial condition at the amounts of collateral advanced and received in connection with the transactions. The Company measures the fair value of the securities borrowed and loaned against the cash collateral on a daily basis. Additional collateral is obtained as necessary to ensure such transactions are adequately collateralized.

                               MJK HOLDINGS, INC.

5.   CUSTOMER RECEIVABLES, PAYABLES AND SECURITIES

     Receivables from and payables to customers arise from cash and margin transactions executed by the Company on behalf of its customers. Receivables are generally collateralized by securities with market values in excess of the amounts due. It is the policy of the Company to monitor the market value of the collateral and request additional collateral when required. Such collateral is not reflected in the accompanying financial statements.

     The Company is required to maintain possession or control, as defined, of all fully paid securities and excess margin securities of customers. To the extent such control cannot be obtained from various counter parties, the Company may have to purchase or sell securities at prevailing market rates to obtain such possession or control.

     The Company pays interest on customers' free credit balances based on prevailing market rates.

6.   REVERSE REPURCHASE AGREEMENTS

     Securities purchased under agreements to resell (reverse repurchase agreements) are recorded at the contract amount at which the securities will be subsequently resold plus accrued interest. These financial instruments are collateralized by U.S. government securities. It is the Company's policy to take possession of securities purchased under agreements to resell.

     The Company's agreements with third parties specify its rights to request additional collateral if the fair value of the underlying security, including accrued interest, decreases in comparison to the related receivable.

7.   TRADING SECURITIES

     Trading securities owned and trading securities sold but not yet purchased at March 31 consisted of the following:

                                                         1999                 1998
         Owned:
            Corporate equities                     $  6,318,760          $ 1,843,086
            State and municipal obligations           2,952,975            1,301,263
            U.S. Government obligations               5,989,367              342,475
            Corporate obligations                         4,712                   --
                                                   ------------          -----------
                                                   $ 15,265,814          $ 3,486,824
                                                   ============          ===========
         Sold but not yet purchased:
            Corporate equities                     $     40,236          $   121,409
            State and municipal obligations             147,996              454,344
            U.S. Government obligations                 246,495            3,617,652
            Corporate obligations                       377,485                   --
                                                   ------------          -----------
                                                   $    812,212          $ 4,193,405
                                                   ============          ===========

     The Company's trading securities sold but not yet purchased represent obligations of the Company to deliver a specified security at the contracted price and thereby create a liability to purchase the security in the market at

                               MJK HOLDINGS, INC.

prevailing prices. Accordingly, these transactions result in off-balance-sheet market risk as the Company's ultimate obligation to satisfy the sale of securities sold but not yet purchased may exceed the amount recorded in the statements of financial condition at March 31, 1999 and 1998.

8.   FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements at March 31 consisted of the following:

                                                                  1999                 1998
         Furniture and equipment                               $4,216,512           $3,669,044
         Leasehold improvements                                   631,677              534,004
                                                               ----------           ----------
                                                                4,848,189            4,203,048
         Less accumulated depreciation and amortization         2,647,277            1,741,612
                                                               ----------           ----------
                                                               $2,200,912           $2,461,436
                                                               ==========           ==========

9.   FINANCING ARRANGEMENTS

     The Company had discretionary lines of credit totaling $60,000,000 at March 31, 1999 and 1998 which are secured by firm-owned securities, customer securities collateralizing liabilities subordinated to claims of general creditors and unpaid customer securities. These lines are payable on demand. Borrowings on the lines bear interest at various rates over the bank's cost of funds; such rates generally vary daily. The weighted average interest rates on the lines were 6.48% and 7.55% as of March 31, 1999 and 1998, respectively. As of March 31, 1999 and 1998, there were $26,100,000 and $48,000,000 available under these lines of credit, respectively. The March 31, 1999 outstanding balances totaling $33,900,000 were collateralized by approximately $10,800,000 of firm-owned securities, $9,000,000 of customer securities collateralizing liabilities subordinated to claims of general creditors and $14,100,000 of unpaid customer securities. The March 31, 1998 outstanding balances totaling $12,000,000 were collateralized by approximately $3,500,000 of firm-owned securities and $10,475,000 of customer securities collateralizing liabilities subordinated to claims of general creditors. The lines of credit require the Company to comply with certain financial debt covenants. A compensating balance arrangement totaling $575,000 exists with respect to one of the Company's discretionary lines of credit.

     At March 31, 1999, the Company had a note payable of $3,600,000 which was secured by the Company's ownership interest in MJKI. The note bears an interest rate of the bank's reference rate unless the Company's investment account balance at the bank is less than the principal balance of the note. If the Company's investment account at the bank is less than the principal balance of the note, the note bears an interest rate of the bank's reference rate plus one-half of one percent. The interest rate on the note at March 31, 1999 was 7.75%. The note matures in installments through July 31, 1999.

     The Company also has various notes payable at March 31, 1999 and 1998 of $938,114 and $1,252,521, respectively, which were secured by all furniture and equipment. Borrowings bear interest at either a fixed rate or various rates over the bank's cost of funds; such rates generally vary daily. The interest rates ranged from 7.00% to 8.75% as of March 31, 1999 and 7.00% to 9.50% as of March 31, 1998. The notes mature at various dates through October 10, 2002.

                               MJK HOLDINGS, INC.

     The Company's notes payable at March 31, 1999 mature as follows:

                                 Year ending March 31:
                                      2000                        $    919,773
                                      2001                           3,226,959
                                      2002                             243,366
                                      2003                             148,016
                                                                  ------------
                                                                  $  4,538,114
                                                                  ============

10.  LIABILITIES SUBORDINATED TO CLAIMS OF GENERAL CREDITORS

     Liabilities subordinated to claims of general creditors at March 31, 1999 represent 36 secured demand notes receivable which are collateralized by securities with market values in excess of their respective face amounts. The notes bear interest at rates from 5.00% to 6.25% and mature as follows:

                                 Year ending March 31:
                                          2000                   $2,850,000
                                          2001                    6,075,000
                                          2002                      750,000
                                                                 ----------
                                                                 $9,675,000
                                                                 ==========

11.  STOCKHOLDERS' EQUITY

     COMMON STOCK

     The Company has authorization to issue up to 50,000,000 shares of common stock. On June 9, 1997, MJKH exchanged 4,255,971 shares of common stock for all of the issued and outstanding shares of common stock of MJKI. As a result, the Company became the sole shareholder of MJKI.

     During fiscal 1997, MJKI redeemed 209,182 shares of common stock from a shareholder and later reissued these shares to the remaining common stock shareholders on a pro rata basis.

     PREFERRED STOCK

     The Company has authorization to issue up to 5,000,000 shares of preferred stock. In March 1999, the Company issued 558,000 shares of Series I Non-Voting Convertible Preferred Stock at $7.85 per share. The Series I Non-Voting Convertible Preferred Stock has no dividend rights and is convertible to common stock if the Company consolidates or merges with another company. The Company's Board of Directors may issue one or more series of preferred stock and fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, and redemption rights and terms of the preferred stock.

12.  NET CAPITAL REQUIREMENTS AND DIVIDEND RESTRICTIONS

     The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1) which requires the maintenance of minimum net capital. The Company has elected to use the alternative method

                               MJK HOLDINGS, INC.

permitted by Rule 15c3-1 which requires that the Company maintain minimum net capital equal to the greater of $250,000 or 2% of aggregate debit balances arising from customer transactions, as defined. At March 31, 1999, the Company's net capital of $11,201,974 was 7% of aggregate debit balances and $7,996,849 in excess of required net capital. The net capital rule also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5% of aggregate debits.

     Under the provisions of financing arrangements entered into during fiscal 1998, the Company may not declare or pay dividends on any of its outstanding capital stock.

13.  EMPLOYEE BENEFIT PLANS

     The Company has a qualified profit-sharing plan and a 401(k) plan, which cover all employees with six months of continuous employment who are at least 21 years old. Employees may contribute up to 10% of their compensation to the 401(k) plan. Employer contributions are made to the profit-sharing plan at the discretion of the Company's Board of Directors. The Company contributed $100,000 to the profit-sharing plan in fiscal 1999. There were no contributions to the profit-sharing plan in fiscal years 1998 or 1997.

14.  COMMITMENTS AND CONTINGENCIES

     The Company is obligated for the rental of office space, automobiles and equipment under noncancellable operating leases which expire at various dates from 1999 to 2005. The office lease includes escalation clauses for increases in taxes and operating expenses of the leased premises. Minimum annual rental payments under noncancellable leases in effect at March 31, 1999 are as follows:

                   Year ending March 31:
                         2000                                       $1,815,000
                         2001                                        1,752,000
                         2002                                        1,690,000
                         2003                                        1,503,000
                         2004                                          378,000
                         Thereafter                                    307,000
                                                                    ----------
                         Total minimum future rental payments       $7,445,000
                                                                    ==========

     Rent expense charged to operations under operating leases, including taxes and operating expenses of the leased premises, was approximately $1,648,000, $1,583,000 and $983,000 for the years ended March 31, 1999, 1998 and 1997, respectively.

     The Company is involved in various litigation and arbitration matters arising in the normal course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the financial position of the Company. During 1998, the Company expended approximately $150,000 to satisfy arbitration decisions and other amounts in defense of certain matters of litigation. No amounts were expended in 1999 or 1997. The Company aggressively defends these matters to reduce the expected amount of related legal fees in future periods.

                               MJK HOLDINGS, INC.

15.  RELATED PARTY TRANSACTIONS

     Liabilities subordinated to claims of general creditors included two secured demand notes as of March 31, 1999 and 1998 entered into by shareholders of the Company. The notes totaled $600,000 and mature at various dates through 2001 and 1999 for 1999 and 1998, respectively. The notes are considered equity for the purpose of the net capital computation debt to debt/equity total computed in accordance with Rule 15c3-1(d).

     The Company also had $1,484,119 and $1,438,544 of notes receivable from employees which are included in other assets as of March 31, 1999 and 1998, respectively. The amounts consist of 33 and 24 notes which bear various interest rates and mature at various dates through 2003 at March 31, 1999 and 1998, respectively.

16.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of March 31 are as follows:

                                                                    1999           1998
         Deferred tax assets:
              Amortization of leasehold improvements            $    70,133    $    41,756
              Amortization of notes receivable                       41,244         30,600
              Deferred rent                                          17,114         17,114
              Accrued bonuses                                        11,400             --
              Other                                                      --          3,808
                                                                -----------    -----------
                                                                    139,891         93,278

              Alternative minimum tax credit carry forwards              --         12,499
              Net operating loss carry forwards                     172,812        481,293
                                                                -----------    -----------
                                                                    172,812        493,792
                                                                -----------    -----------
              Total deferred tax assets                             312,703        587,070
              Valuation allowance                                   (29,838)      (125,154)
                                                                -----------    -----------
              Net deferred tax assets                           $   282,865    $   461,916
                                                                ===========    ===========

     The income tax expense (benefit) for the years ended March 31 included the following:

                                                        1999              1998           1997
         Federal                                     $ 705,995        $ (344,710)      $  5,613
         State                                          99,954             5,000         25,513
         Deferred                                      179,051          (259,290)         2,574
                                                     ---------       -----------       --------
                                                     $ 985,000        $ (599,000)      $ 33,700
                                                     =========       ===========       ========

                               MJK HOLDINGS, INC.

     Reconciliations of the provisions for income taxes and the amounts that would be computed using statutory federal income tax rates for the years ended March 31 are as follows:

                                                                     1999             1998             1997
Tax at statutory rate                                           $  769,733       $ (620,359)      $  76,093
Tax-exempt interest, net of related expenses                        22,794          (30,828)        (64,211)
State taxes, net of federal tax benefit                            128,683          (63,988)         16,839
Non-deductible life insurance                                       52,872           40,623          28,539
Non-deductible meals and entertainment                              29,685           31,312          21,781
Change in valuation allowance                                      (95,316)              --         (47,658)
Other                                                               76,549           44,240           2,317
                                                                ----------       ----------       ---------
                                                                $  985,000       $ (599,000)      $  33,700
                                                                ==========       ==========       =========

     At March 31, 1999, the Company has a net operating loss (NOL) carryforward of approximately $432,000 for income tax purposes that expires in 2004. The utilization of a portion of the NOL carryforward is restricted under the provisions of Section 382 of the Internal Revenue Code.

17.  EARNINGS PER SHARE

     The components of earnings per share at March 31 were:

                                                                      1999            1998            1997
Net income                                                       $  1,272,586     $ (1,224,268)  $    190,103
Weighted average shares outstanding                                 4,255,971        4,255,971      4,195,795
                                                                 ------------     ------------   ------------
Basic earnings per share                                         $        .30     $       (.29)  $        .05
                                                                 ============     ============   ============

Net income                                                       $  1,272,586     $ (1,224,268)  $    190,103

Weighted average shares outstanding                                 4,255,971        4,255,971      4,195,795
Effect of dilutive securities:  Convertible preferred stock             1,529               --             --
                                                                 ------------     ------------   ------------
                                                                    4,257,500        4,255,971      4,195,795
                                                                 ------------     ------------   ------------
Diluted earnings per share                                       $        .30     $       (.29)  $        .05
                                                                 ============     ============   ============

18.  SEGMENTS

     The Company's reportable segments are as follows: clearing services, retail sales, investment banking, and other. The clearing services segment consists of clearing services provided on a fully-disclosed basis to approximately 30 other broker-dealers. The retail segment consists of various retail branch locations which conduct security transactions for individual and institutional investors. The investment banking segment consists of the management, co-management, and participation by the Company in the underwriting of corporate equity and debt securities. Other consists of general corporate, administrative support functions, and net gains or losses on the investment account.

     Segment results are derived from the Company's branch location profitability reporting system. Intersegment transactions are measured on the same basis as if the transactions occurred with external customers. In reviewing the segment operating results, the Company's operating decision makers do not distinguish between intersegment

                               MJK HOLDINGS, INC.

transactions and external customer transactions. Intersegment revenue is eliminated to reconcile total segment revenue to consolidated revenue. Income tax expense or benefit is not allocated to the Company's operating segments. The Company does not provide balance sheet data for segment reporting as this data is not measured for its operating segments.

     Information concerning operations in these segments of business is as follows:

                                                                      YEAR ENDED MARCH 31
                                                            1999               1998              1997
                                                      ------------------  ----------------   --------------
                                                                          (IN THOUSANDS)
             Revenue:
                 Clearing Services                    $          21,692   $        17,141    $       9,722
                 Retail Sales                                    30,672            28,009           19,787
                 Investment Banking                               4,338             2,174            2,340
                 Other                                            1,301               941              865
                                                      ------------------  ----------------   --------------
                                                      $          58,003   $        48,265    $      32,714
                                                      ==================  ================   ==============
             Pretax income (loss):
                 Clearing Services                    $           2,051   $         1,080    $         340
                 Retail Sales                                      (272)           (3,065)            (375)
                 Investment Banking                                 485               162              233
                 Other                                               (6)               --               26
                                                      ------------------  ----------------   --------------
                                                      $           2,258   $        (1,823)   $         224
                                                      ==================  ================   ==============

     Reconciliation of segment revenue to consolidated revenue:

                                                                      YEAR ENDED MARCH 31
                                                            1999               1998              1997
                                                      ------------------  ----------------   --------------
                                                                         (IN THOUSANDS)
             Segment revenue                          $          58,003    $       48,265     $     32,714
             Intersegment eliminations                           (2,413)           (1,172)            (107)
                                                      ------------------  ----------------   --------------
             Consolidated revenue                     $          55,590    $       47,093     $     32,607
                                                      ==================  ================   ==============

                               MJK HOLDINGS, INC.

19.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected unaudited data reflecting the Company's results of operations for each of the last eight quarters are shown in the following table. The information for each of these quarters includes all normal and recurring adjustments and accruals which the Company considers necessary for a fair presentation. These operating results, however, are not necessarily indicative of results for any future period.

                                                                THREE MONTHS ENDED
                                      JUNE 30           SEPTEMBER 30          DECEMBER 31           MARCH 31
Fiscal Year 1999
Revenues                          $  13,662,387       $  13,832,950         $  13,989,816        $  14,105,170
Net income (loss)                       392,315             442,310               499,768              (61,807)
Basic income (loss) per share     $         .09       $         .10         $         .12        $        (.01)

Fiscal Year 1998
Revenues                          $  10,776,229       $  10,915,452         $  11,664,330        $  13,736,576
Net loss                                (41,512)            (95,383)             (525,719)            (561,654)
Basic loss per share              $        (.01)      $        (.02)        $        (.13)       $        (.13)

20.  YEAR 2000 (UNAUDITED)

     Similar to other financial and business organizations and individuals around the world, the Company could be affected if the computer systems used by it and its service providers do not properly process and calculate date-related information relating to the year 2000. The Company is taking steps that it believes are reasonably designed to address year 2000 compliance with respect to the computer systems that it uses and to obtain satisfactory assurances that comparable steps are being taken by each of its major service providers. At this time, however, there can be no assurance that these steps will be sufficient to avoid any impact on the Company.